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                                                                    Exhibit h(2)

                             CitiFunds Income Trust
                              388 Greenwich Street
                            New York, New York 10013


                              ________ __, 2001

Citi Fiduciary Trust Company
388 Greenwich Street
New York, New York 10013

     Re: CitiFunds Income Trust - Transfer Agency and Service Agreement

Ladies and Gentlemen:

      This letter serves as notice that Citi Short-Term U.S. Government Income Fund (the "Series"), is added to the list of series to which Citi Fiduciary Trust Company ("Citi Fiduciary") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of ________ __, ____ (the "Agreement") between each of the investment companies listed on Schedule A thereto and Citi Fiduciary (formerly known as, "Smith Barney Private Trust Company").

      Please sign below to acknowledge your receipt of this notice adding the Series as a beneficiary under the Agreement.



                              CITIFUNDS INCOME TRUST

                              By: __________________________________

                              Title: _______________________________

Acknowledgment:

CITI FIDUCIARY TRUST COMPANY

By: ________________________________

Title: _____________________________